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Exhibit 4

                          CERTIFICATE OF DESIGNATIONS,
                             POWERS, PREFERENCES AND
                        RELATIVE, PARTICIPATING, OPTIONAL
                            AND OTHER SPECIAL RIGHTS
                   OF THE SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                              MARKET CENTRAL, INC.

                             Pursuant to Section 151
                     of the Delaware General Corporation Law


         Market Central, Inc. (the "Corporation"), organized and existing under the General Corporation Law of the State of Delaware does, by its President and its Secretary and under its corporate seal, hereby certify that pursuant to the authority contained in Article IV of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following classes and series of the Corporation's $.001 par value Convertible Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

         RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there is hereby created the following class of Convertible Preferred Stock:

         o        2,251,407  shares  shall be  designated  Series A  Convertible
                  Preferred Stock, par value $.001 per share (the "Series A Preferred Stock").

         The designations, powers, preferences, and relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock in addition to those set forth in the Certificate of Incorporation shall be as follows:

         1. Voting Rights. Except as otherwise required by law, no holder of Series A Preferred Stock shall be entitled to vote on any matter.

         2. Dividends. Holders of Series A Preferred Stock are entitled to a four percent (4%) cumulative annual dividend on the Series A Liquidation Value, payable when, as and if declared by the Board of Directors of the Corporation, in additional shares of Series A Preferred Stock determined by dividing the amount of such dividend by the Series A Liquidation Value. Such dividends shall begin to accrue on December 15, 2003, except to the extent that dividends accrue on the portion of a holder's Series A Liquidation Value resulting from the issuance of additional shares of Series A Preferred Stock as dividends, in which event such dividends shall accrue from the date of issuance of such additional shares of Series A Preferred Stock. All dividends declared upon the Series A Preferred Stock shall be declared pro rata per share. Further, the Corporation may make distributions on the Junior Securities, provided that no distributions (as defined below) shall be declared or paid with respect to the Common Stock or other securities that are pari pasu or junior to the Series A Preferred Stock (the "Junior Securities") without there being contemporaneously declared and paid a dividend on the Series A Preferred Stock (with the same record and payment date) so that each share of Series A Preferred Stock shall receive a dividend equal to the distribution paid per share of the Junior Securities times the number of shares of the Junior Securities into which such share of Series A Preferred Stock is then convertible. For the purpose of this Section 2, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property by the Corporation without consideration, whether by way of dividend or otherwise, payable other than in Junior Securities, or the purchase or redemption of shares of the Corporation for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.



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         3. Liquidation.

                  (a) Liquidation Value. In the event of any Liquidation Event prior to a Qualified Offering, the holders of the Series A Preferred Stock shall be entitled pari passu to be paid, before any distribution or payment is made upon any Common Stock, an amount in cash equal to the Series A Liquidation Value of each share of Series A Preferred Stock held by them, and no more. If such payment shall have been made in full to the holders of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of Junior Securities. If upon any Liquidation Event prior to a Qualified Offering, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment in full of the Series A Liquidation Value to such holders, such assets shall be distributed ratably among them based upon the aggregate Series A Liquidation Value of the Series A Preferred Stock held by each holder.

                  (b) Notice of Liquidation Event. At least thirty (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock of any Liquidation Event, such notice to be addressed to each such holder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the place where the principal office of the Corporation is located. Such notice shall state the anticipated date fixed for the Liquidation Event, the Series A Liquidation Value, and shall call upon such holder to surrender to the Corporation on said date at the place designated in the notice such holder's certificate or certificates representing their Series A Preferred Stock; provided, however, that failure to so surrender such certificate or certificates shall not affect such holder's rights under this Section 3.

                  (c) Adjustment to Series A Liquidation Value. If the Corporation subdivides (by any stock split, stock dividend, recapitalization or otherwise) Series A Preferred Stock into a greater number of shares, the Series A Liquidation Value of such Series A Preferred Stock will be proportionately reduced, and if the Corporation combines (by reverse stock split or otherwise) Series A Preferred Stock into a lesser number of shares, the Series A Liquidation Value of such Series A Preferred Stock will be proportionately increased.

         4. Conversion.

         (a) Conversion and Conversion Ratio. Effective at any time after one year from the date of issuance (the "Conversion Date"), each share of Series A Preferred Stock may, at the sole discretion of the holder of such shares of Series A Preferred Stock, be converted into one (1) share of Common Stock (the "Conversion Ratio"). Such Conversion shall be exercised by the holder giving the Corporation written notice of the Conversion. Thereafter, the Corporation shall deliver to the holder a certificate evidencing such shares of Common Stock against delivery to the Corporation at its principal office of the certificate, duly endorsed, representing the shares of Series A Preferred Stock held by such holder. Notwithstanding anything to the contrary herein, upon receipt of notice of a Liquidation Event before a Qualified Offering, each holder of shares of Series A Preferred Stock, at his sole discretion, shall have not less than thirty (30) days to provide such written notice and deliver such certificates to the Corporation as set forth above for conversion.

         (b) Reorganization, Reclassification, Consolidation, Merger or Sale, etc.

              (i) If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of its Common Stock into a greater number of shares, the Conversion Ratio in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of its Common Stock, the Conversion Ratio in effect immediately prior to such combination will be proportionately increased concurrently with the effectiveness of such event.

              (ii) In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock or options to purchase shares of Commons Stock or securities convertible into shares of Common Stock for no consideration without making a ratable distribution thereof to holders of Series A Preferred Stock (based upon the number of shares of Common Stock into which such Series A Preferred Stock would be convertible, assuming Conversion), then the Conversion Ratio in effect immediately prior to the declaration of such dividend or distribution shall be proportionately reduced, concurrently with the effectiveness of such declaration.



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              (iii) Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions to insure that each of the holders of Series A Preferred Stock will thereafter have the right to acquire and receive such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred Stock immediately prior to such Organic Change. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the
Corporation)   resulting  from   consolidation  or  merger  or  the  Corporation
purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

         (c) Fractional Shares. No payment or adjustment shall be made upon any conversion on account of any cash dividends paid or payable on the Common Stock issued upon such conversion. If any fractional interest in a share of Common Stock is deliverable upon any such conversion, the Corporation, in lieu of delivering fractional shares thereof, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the Market Value of such fractional interest as of the date of conversion.

         (d) Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens and charges with respect to the issue thereof. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation.

         (e) No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein or which are repurchased by the Corporation shall not be reissued and the authorized number of Series A Preferred Stock shall be reduced upon the conversion of such Series A Preferred Stock or the repurchase thereof by the Corporation by the number of shares of such converted or repurchased Series A Preferred Stock.

         (f) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any income or similar taxes of a holder arising in connection with a conversion or any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the holder of the Series A Preferred Stock which is being converted.

         (g) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner that interferes with the timely conversion of such Series A Preferred Stock.

         5. Optional Redemption. At any time after December 14, 2005, the Company may redeem all, but not less than all, of the Series A Preferred Shares by delivery of written notice (the "Redemption Notice") to each holder of Series A Preferred Shares of such redemption. On the effective date set forth in the Optional Redemption Notice, but not later than thirty (30) days following the date of the Optional Redemption Notice, the then outstanding shares of Series A Preferred Shares shall become immediately redeemable and the Company shall purchase each holder's outstanding share of Series A Preferred Shares in exchange for cash in an amount per share equal to the Series A Liquidation Value. Notwithstanding anything to the contrary herein, upon receipt of a Redemption Notice, each holder of shares of Series A Preferred Stock, at his sole discretion, shall have the right to give the Corporation written notice of the Conversion of their shares of Series A Preferred Stock in accordance with the terms of Section 4(a).



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         6. Incidental Registrations. If the Corporation at any time proposes to conduct a Qualified Offering, it will give prompt written notice to all holders of Series A Preferred Stock of its intention to do so. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the number of Common Stock intended to be disposed of by such holder and the intended method or methods of disposition thereof) and the Conversion of such shares of Series A Preferred Stock in accordance with the terms of Section 3(a) hereof, the Corporation will use its best efforts to effect the registration under the Securities Act of 1933, as amended, of all such Common Stock in accordance with such intended method or methods of disposition, provided that:

                  (a) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register such equity securities, the Corporation may, at its election, give written notice of such determination to each holder of Series A Preferred Stock and, thereupon, shall not be obligated to register any such Common Stock in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith); and

                  (b) if a registration pursuant to this Section 6 involves an underwritten offering, and the managing underwriter (or, in the case of an offering that is not underwritten, an investment banker) shall advise the Corporation in writing (with a copy to each holder of Series A Preferred Stock requesting registration thereof) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering, the Corporation will include in such registration to the extent of the number which the Corporation is so advised can be sold in such offering, first, the securities if any, being sold by the Corporation, and second, the Common Stock of the holders of Series A Preferred Stock requested to be included in such registration pro rata, among such holders, on the basis of the number of such Common Stock requested to be included.

         The Corporation will pay all registration expenses in connection with each registration of Common Stock requested pursuant to this Section 6, provided that any seller thereunder shall pay all registration expenses to the extent required to be paid by such seller under applicable law and provided further that underwriting commissions shall be paid pro rata by the sellers in such registration, based on the number of shares of Common Stock being sold.

         7. Definitions.

         For purposes herein, the following terms shall have the meanings indicated:

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "Common Stock" means, collectively, the Corporation's Common Stock, par value $.001 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "Liquidation Event" shall mean any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

         "Market Value" of any security means the average of the closing prices of such security's sale on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Market Value" will be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding. If such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an independent appraiser jointly selected by the Corporation and the holders of a majority of the Series A Preferred Stock then outstanding. If such Persons are unable to agree upon an appraiser, such appraiser will be selected by (i) an independent appraiser selected by the Corporation, and (ii) an independent appraiser selected by the holders of a majority of the outstanding Series A Preferred Stock; the cost of such independent appraiser determining the fair value of such consideration shall be borne by the Corporation.



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         "Person" means an individual, a partnership,  a corporation, a trust, a joint venture, an unincorporated organization or any department or agency thereof.

         "Qualified Offering" means the closing of a public offering of shares of the Common Stock of the Corporation in an amount of not less than $5,000,000 prior to commissions and offering expenses pursuant to an effective registration statement on a form prescribed by the SEC Commission (other than Form S-4 or Form S-8 or any successor or replacement form for any such form).

         "Series A Liquidation Value" of any share of Series A Preferred Stock as of any particular date will be equal to $1.3325, subject to adjustment as provided for herein.

         "Series A Preferred Stock" shall mean the Corporation's Series A Convertible Preferred Stock, par value $.001 per share.




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         IN WITNESS WHEREOF, Market Central, Inc. has caused this Certificate to be duly executed by the undersigned this 4th day of December, 2003.



                                Market Central, Inc.

                                By: /s/ Terrance J. Liefheit
                                    ----------------------------------------
                                Name: Terrance J. Liefheit
                                      --------------------------------------
                                Title: President
                                       -------------------------------------





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